As filed with the Securities and Exchange            Registration No. 333-
Commission on June 19, 2003
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                               BIOPURE CORPORATION
             (Exact name of registrant as specified in its charter)
           Delaware                                        04-2836871
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                                                         Jane Kober
                                                     Biopure Corporation
        11 Hurley Street                               11 Hurley Street
      Cambridge, MA 02141                             Cambridge, MA 02141
        (617) 234-6500                                   (617) 234-6500
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area code, of   and telephone number, including area
registrant's principal executive offices)       code, of agent for service)

                            ------------------------
                                    Copy to:
                             Matthew Ricciardi, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                            ------------------------

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
============================== ================== ==================== ==================== ===================
      Title of Securities        Amount To Be       Proposed Maximum     Proposed Maximum         Amount of
       To Be Registered           Registered       Offering Price Per   Aggregate Offering    Registration Fee
                                                      Security (1)           Price (2)
------------------------------ ------------------ -------------------- -------------------- -------------------
Common Stock  (4) (5) (7)             (3)                 (3)                   (3)                  (3)
Warrants  (6) (7)
------------------------------ ------------------ -------------------- -------------------- -------------------
Total                           $50,000,000 (8)           100%            $50,000,000 (8)          $4,045
============================== ================== ==================== ==================== ===================

(1) The proposed maximum offering price per security will be determined by us in connection with the issuance of the securities.
(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).
(3) Not applicable under General Instruction II.D of Form S-3.
(4) Including the associated preferred stock purchase rights.
(5) Subject to note (8) below, we are registering an indeterminate number of shares of common stock.
(6) Subject to note (8) below, we are also registering an indeterminate number of warrants to purchase shares of common stock.
(7) Subject to note (8) below, we are registering an indeterminate number of shares of common stock to be issued upon exercise of warrants.
(8) In no event will the aggregate offering price of all securities issued exceed $50,000,000. The aggregate offering price of common stock is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The registered securities may be sold separately or as units with other registered securities.

          We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any State in which such offer, solicitation or sale is not permitted.



SUBJECT TO COMPLETION DATED JUNE 19, 2003



                                   PROSPECTUS

                               BIOPURE CORPORATION

                             Shares of Common Stock
                   Warrants to Purchase Shares of Common Stock



              This prospectus will allow us to issue shares of common stock and warrants to purchase shares of common stock over time in one or more offerings. This means:

     o we will provide a prospectus supplement each time we issue common stock or warrants;

     o the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document; and

     o you should read this document and any prospectus supplement carefully before you invest.

          The aggregate offering price of the shares of common stock and warrants to be issued by us pursuant to this prospectus may be up to $50,000,000.

          Investing in our common stock or warrants involves a high degree of risk. See "Risk Factors" beginning on page 3 for a discussion of factors you should consider before buying our common stock.

          Our common stock is traded on The Nasdaq Stock Market under the symbol "BPUR." On June 18, 2003, the last reported sale price for our common stock on The Nasdaq Stock Market was $6.20 per share.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus is June __, 2003.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


BIOPURE CORPORATION............................................................2

RISK FACTORS...................................................................3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION....................12

DESCRIPTION OF COMMON STOCK...................................................13

DESCRIPTION OF WARRANTS.......................................................14

WHERE YOU CAN FIND MORE INFORMATION...........................................14

USE OF PROCEEDS...............................................................15

PLAN OF DISTRIBUTION..........................................................15

LEGAL MATTERS.................................................................19

EXPERTS.......................................................................19


You should rely only on the information contained or incorporated by reference in this prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                               BIOPURE CORPORATION

          Biopure was incorporated in Delaware in 1984. Our executive offices are located at 11 Hurley Street, Cambridge, Massachusetts 02141, and our telephone number is (617) 234-6500.

          Biopure(R), Hemopure(R) and Oxyglobin(R) are registered trademarks of Biopure.

                                  RISK FACTORS

     An investment in the common stock offered by this prospectus is very risky. You should carefully consider the following risk factors in addition to the information in the remainder of this prospectus before deciding to purchase the common stock.

     These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or the trading price of our securities.

Company Risks

We May Not Be Able To Continue as A Going Concern, as Our Funds Are Sufficient to Fund Operations Only Until November 2003

     Ernst & Young LLP, our independent auditors, have included a going concern modification in their audit opinion on our consolidated financial statements for the fiscal year ended October 31, 2002, which states that "the Company's recurring losses from operations and the current lack of sufficient funds to sustain its operations through the second quarter of fiscal 2003 raise substantial doubt about its ability to continue as a going concern."

     We expect our cash position to fund operations until November 2003 per our current operating plan. We are exploring opportunities to raise additional capital through equity offerings, strategic alliances and other financing vehicles, but we cannot assure you that sufficient funds will be available to us on terms that we deem acceptable, if they are available at all. The inclusion of a going concern modification in Ernst & Young LLP's audit opinion may materially and adversely affect our ability to raise new capital.

     Our financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our financial statements as a result of the going concern opinion. If we cannot continue as a going concern, we may have to liquidate our assets and we may receive significantly less than the values at which they are carried on our financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts that holders of our common stock would receive, if anything, in liquidation.

Failure to Raise Additional Funds in the Future May Affect the Development, Manufacture and Sale of Our Products

     We require substantial working capital to develop, manufacture and sell our products and to finance our operations until such time (if ever) as we are able to generate positive operating cash flow. We will need additional funding for, among other things, additional pre-clinical and clinical studies to support expanded indications for Hemopure, the commercial launch of Hemopure (subject to approval by the FDA in the United States or other regulatory authorities elsewhere) and manufacturing capacity. In order to fund our planned operations through April 30, 2004, the end of the second quarter of our 2004 fiscal year, we estimate that we will need to raise approximately $32,000,000.

     If additional financing is not available when needed or is not available on acceptable terms, we may be unable to develop products, build manufacturing capacity or fulfill other important goals. A sustained period in which financing is not available could force us to go out of business.

     We have an arrangement whereby we can sell our common stock at the market through a standby agreement with BNY Capital Markets, Inc. or CMI permitting us to sell up to $10,000,000 in common stock. See "Plan of Distribution." As of June 16, 2003, a balance of more than $6,000,000 remains under this agreement.

If We Fail to Obtain FDA Approval We Cannot Market Hemopure in the United States

     We will not be able to market Hemopure in the United States unless and until we receive FDA approval. We have filed an application for approval with the FDA, and the application was accepted for review on October 1, 2002. The FDA has advised that it will have completed its review and take action on the application by August 29, 2003. We believe that our completed pivotal Phase III clinical trials are consistent with the FDA's most recent guidance on the design and efficacy and safety endpoints required for approval of products such as Hemopure for use in surgical indications. However, the FDA could change its view, require a change in study design or require additional data or even further clinical trials, including trials for indications other than those for which the pending application seeks approval, prior to approval of Hemopure. The FDA could refuse to grant a marketing authorization. Trials are expensive and time-consuming. Obtaining FDA approval generally takes years and consumes substantial capital resources with no assurance of ultimate success.

If We Fail to Obtain Regulatory Approvals in Foreign Jurisdictions We Will Not Be Able to Market Hemopure Abroad

     We also intend to market our products in international markets, including Europe. We must obtain separate regulatory approvals in order to market our products in Europe and many other foreign jurisdictions. The regulatory approval processes differ among these jurisdictions. Approval in any one jurisdiction does not ensure approval in a different jurisdiction. As a result, obtaining foreign approvals will require additional expenditures and significant amounts of time.

We Cannot Expand Indications for Our Products Unless We Receive FDA Approval for Each Proposed Indication

     The FDA requires a separate approval for each proposed indication for the use of Hemopure in the United States. We have applied for an indication for Hemopure that will only involve its perioperative use in patients undergoing orthopedic surgery. Subsequently, we expect to expand Hemopure's indications. To do so, we will have to design additional clinical trials, submit the trial designs to the FDA for review and complete those trials successfully. We cannot guarantee that the FDA will approve Hemopure for any indication. We can only promote Hemopure in the United States for indications that have been approved by the FDA. The FDA may require a label cautioning against Hemopure's use for indications for which it has not been approved.

     The FDA has approved the use of our veterinary product, Oxyglobin, for the treatment of anemia in dogs, regardless of the cause of the anemia. Supplemental approvals are required to market Oxyglobin for any new indications or additional species. We cannot guarantee that we will receive such approvals.

If We Cannot Find Appropriate Marketing Partners, We May Not Be Able to Market and Distribute Hemopure Effectively

     Our success depends, in part, on our ability to market and distribute Hemopure effectively. We have no experience in the sale or marketing of medical products for humans. In the event that we obtain FDA approval of Hemopure, we may require the assistance of one or more experienced pharmaceutical companies to market and distribute Hemopure effectively.

     If we seek an alliance with an experienced pharmaceutical company:

     o we may be unable to find a collaborative partner, enter into an alliance on favorable terms, or enter into an alliance that will be successful;

     o any partner to an alliance might, at its discretion, limit the amount and timing of resources it devotes to marketing Hemopure; and

     o any marketing partner or licensee might terminate its agreement with us and abandon our products at any time without significant payments, whether or not permitted by the applicable agreement.

     If we do not enter into alliances to market and distribute our products, we may not be successful in entering into alternative arrangements, whether engaging independent distributors, or recruiting, training and retaining a marketing staff and sales force of our own.

If We Cannot Generate Adequate, Profitable Sales of Hemopure, We Will Not Be Successful

     To succeed as a company, we must develop Hemopure commercially and sell adequate quantities of Hemopure at a high enough price to generate a profit. We may not accomplish either of these objectives. To date, we have focused our efforts on developing our products and establishing their safety and efficacy. Uncertainty exists regarding the potential size of the market for Hemopure and the price that we can charge for it. Additionally, the size of the market will be greatly reduced if reimbursement for the cost of Hemopure is not available.

If We Cannot Obtain Market Acceptance of Hemopure, We Will Not Be Able to Generate Adequate, Profitable Sales

     Even if we succeed in obtaining marketing approval for Hemopure, a number of factors may affect future sales of our product. These factors include:

     o whether and how quickly physicians accept Hemopure as a cost-effective and therapeutic alternative to other products, in particular, donated human blood. It may take longer than we anticipate to obtain market acceptance; and

     o whether medical care providers or the public accept the use of a bovine-derived protein in transfusions, particularly in light of public perceptions in Europe and elsewhere about the risk of "mad cow disease"; notwithstanding the certification of the product's safety with regard to agents causing this category of disease by the European Directorate for the Quality of Medicines.

If We Fail to Comply with Good Manufacturing Practices, We May Not Be Able to Sell Our Products

     To obtain FDA approval to sell our products, we must demonstrate to the FDA that we can manufacture our products in compliance with the FDA's good manufacturing practices, commonly known as GMPs. GMPs are stringent requirements that apply to all aspects of the manufacturing process. We are subject to periodic FDA inspections to determine whether we are in compliance with the GMP requirements. If we fail to manufacture in compliance with GMPs, the FDA may refuse to approve our products or take other enforcement action with respect to products that we are distributing commercially.

Because the Manufacturing Process for Our Products is Complicated and Time-Consuming, We May Experience Problems That Would Limit Our Ability to Manufacture and Sell Our Products

     As with any manufactured product, problems can occur during our production processes. These problems can result in increased production scrap, which can reduce operating margins. These problems could also require us to delay shipments, recall previously shipped product or be unable to supply product for a period of time, all of which could negatively impact our results of operations. Contamination or defects could result in a material recall in the future, which could adversely affect our results of operations.

We Manufacture Our Products at a Single Location and, if We Were Unable to Utilize This Facility, We Would Not Be Able to Manufacture and Sell These Products for An Extended Period of Time

     We manufacture our products at a single location located in Massachusetts with ancillary facilities in Pennsylvania and New Hampshire. Damage to any of these manufacturing facilities due to fire, contamination, natural disaster, power loss, riots, unauthorized entry or other events could cause us to cease the manufacturing of our products. If our Massachusetts manufacturing facility were destroyed, it could take approximately two years or more to rebuild and qualify it; Our proposed new manufacturing facility is expected to take 30 months or more to build. In the reconstruction period, we would not be able to sell our products, exclusive of finished goods in inventory.

We Are Dependent on Third Parties to Finance Expansion of Our Manufacturing Capacity, and Failure to Increase Manufacturing Capacity May Impair Hemopure's Market Acceptance and Prevent Us From Achieving Profitability

     We will need to construct additional manufacturing facilities to meet annual demand in excess of our current capacity. If Hemopure receives market acceptance, we may experience difficulty manufacturing enough of the product to meet demand. If we cannot manufacture sufficient quantities of Hemopure, we may not be able to operate profitably. In addition, if we cannot fill orders for Hemopure, customers might turn to alternative products and may choose not to use Hemopure even after we have addressed our capacity shortage.

     We will face risks, including the risk of scale-up of our processes, in any new construction, and in turn could encounter delays, higher than usual rejects, additional reviews and tests of units produced and other costs attendant to an inability to manufacture saleable product.

     The construction of our proposed new manufacturing facility in Sumter, South Carolina is dependent upon financing from third parties. Groundbreaking for this facility has been delayed and could be delayed further as a result of delays in obtaining such financing. We cannot assure you that sufficient financing for this facility will be available, or if available, will be on terms that are acceptable to us. The completion of this facility or the addition of comparable manufacturing capacity is a key milestone in our plan for future operations. The later the date of completion of additional manufacturing capacity, the more financing we will need for working capital.

Our Lack of Operating History Makes Evaluating Our Business Difficult

     Licensing fees, proceeds from the sales of equity securities and payments to fund our research and development activities comprise almost all of our funding to date. We have no operating history of selling our products in large quantities upon which to base an evaluation of our business and our prospects. Consequently, we have no experience on which to predict future commercial success.

We Have a History of Losses and Expect Future Losses

     We have had annual losses from operations since our inception in 1984. In the fiscal years ended October 31, 2000, 2001 and 2002, we had losses from operations of $40,434,000, $52,957,000 and $46,657,000, respectively, and we had an accumulated deficit of $381,631,000 as of October 31, 2002. We expect to continue to incur losses from operations until we are able to develop Hemopure commercially and generate a profit. We cannot assure you that we will ever be able to achieve profitable operations.

If We Are Not Able to Protect Our Intellectual Property, Competition Could Force Us to Lower Our Prices, Which Might Reduce Profitability

     We believe that our patents, trademarks and other intellectual property rights, including our proprietary know-how, will be important to our success. Our business position will depend, in part, upon our ability to defend our existing patents and engage in our business free of claims of infringement by third parties. We will need to obtain additional patents for our products, the processes utilized to make our products and our product uses. We cannot guarantee that additional products or processes will achieve patent protection. In addition, third parties may successfully challenge our patents.

     We have not filed patent applications in every country. In certain countries, obtaining patents for our products, processes and uses may be difficult or impossible. Patents issued in regions other than the United States and Europe may be harder to enforce than, and may not provide the same protection as, patents obtained in the United States and Europe.

Failure to Avoid Infringement of Others' Intellectual Property Rights Could Impair Our Ability to Manufacture and Market Our Products

     We cannot guarantee that our products and manufacturing process will be free of claims by third parties alleging that we have infringed their patents. Any such claim could be expensive and time-consuming to defend, and an adverse litigation result or a settlement of litigation could require us either to obtain a license from the complaining party or to change our manufacturing process. Either result could be expensive or result in a protracted plant shutdown, in turn adversely affecting our ability to make a profit.

     A third party could also allege that our products are used in a manner that violates a use patent. Such a claim, if valid, would also be expensive to defend, and either an adverse litigation result or a settlement could limit or preclude us from marketing our product for the patented use and, in turn, adversely affect our sales revenues.

Our Profitability Will Be Affected If We Incur Product Liability Claims in Excess of Our Insurance Coverage

     The testing and marketing of medical products, even after FDA approval, have an inherent risk of product liability. We maintain limited product liability insurance coverage in the total amount of $20,000,000. However, our profitability will be adversely affected by a successful product liability claim in excess of our insurance coverage. We cannot guarantee that product liability insurance will be available in the future or be available on reasonable terms.

Replacing Our Sole Source Suppliers for Key Materials Could Result in Unexpected Delays and Expenses

     We obtain some key materials, including membranes and chemicals, and services from sole source suppliers. All of these materials are commercially available elsewhere. If such materials or services were no longer available at a reasonable cost from our existing suppliers, we would need to purchase substitute materials from new suppliers. If we need to locate a new supplier, the substitute or replacement materials or facilities will most likely be tested for equivalency. Such equivalency tests could significantly delay development of a product, delay or limit commercial sales of an FDA-approved product and cause us to incur additional expense.

Provisions of Our Restated Certificate of Incorporation and By-Laws Could Impair or Delay Shareholders' Ability to Replace or Remove Our Management and Could Discourage Takeover Transactions that a Stockholder Might Consider to Be in Its Best Interest

     Provisions of our Restated Certificate of Incorporation and by-laws, as well as our stockholders rights plan, could impede attempts by shareholders to remove or replace our management or could discourage others from initiating a potential merger, takeover or other change of control transaction, including a potential transaction at a premium over market price that a stockholder might consider to be in its best interest. In particular:

     o Our restated Certificate of Incorporation does not permit stockholders to take action by written consent and provides for a classified Board of Directors, and our by-laws provide that stockholders who wish to bring business before an annual meeting of shareholders or to nominate candidates for election of directors at an annual meeting of stockholders must deliver advance notice of their proposals to us before the meeting. These provisions could make it more difficult for a party to replace our board of directors by requiring two annual stockholder meetings to replace a majority of the directors, making it impossible to remove or elect directors by written consent in lieu of a meeting and making it more difficult to introduce business at meetings.

     o Our shareholder rights plan may have the effect of discouraging any person or group that wishes to acquire more than 20% of our class A common stock from doing so without obtaining our agreement to redeem the rights; if our agreement to redeem the rights is not obtained, the acquiring person or group would suffer substantial dilution.

     o Our restated Certificate of Incorporation provides that until July 31, 2003, two-thirds of our voting power, rather than a majority, is necessary to approve any merger, consolidation or sale of all or substantially all of our assets.

Industry Risks

Intense Competition Could Harm Our Financial Performance

     The biotechnology and pharmaceutical industries are highly competitive. There are a number of companies, universities and research organizations actively engaged in research and development of products that may be similar to or alternatives to Hemopure.

     We are aware of three competitors that make periodic disclosures to the public. Northfield Laboratories Inc. and Hemosol Inc. are in advanced stages of developing hemoglobin-based oxygen carriers produced from expired human blood. Baxter International Inc. has announced that it is developing a recombinant hemoglobin-based oxygen carrier. Northfield's product is in advanced clinical trials. The products being developed by all three of these companies are intended for use in humans and as such could compete, if approved by regulatory authorities, with Hemopure.

     Increased competition could diminish our ability to become profitable or affect our profitability in the future. Our existing and potential competitors:

     o    are conducting clinical trials of their products;

     o may have substantially greater resources than we do and may be better equipped to develop, manufacture and market their products;

     o    may have their products approved for marketing prior to Hemopure; and

     o may develop superior technologies or products rendering our technology and products non-competitive or obsolete.

Stringent, Ongoing Government Regulation and Inspection of Our Products Could Lead to Delays in the Manufacture, Marketing and Sale of Our Products

     The FDA continues to review products even after they receive FDA approval. If and when the FDA approves Hemopure, its manufacture and marketing will be subject to ongoing regulation, including compliance with current good manufacturing practices, adverse event reporting requirements and the FDA's general prohibitions against promoting products for unapproved or "off-label" uses. We are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure, even by inadvertence, to comply with these requirements could affect the manufacture and marketing of Hemopure. In addition, the FDA could withdraw a previously approved product from the market upon receipt of newly discovered information. Furthermore, the FDA could require us to conduct additional, and potentially expensive, studies in areas outside our approved indications.

     We will be subject to a variety of regulations governing clinical trials and sales of our products outside the United States. Whether or not FDA approval has been obtained, we must secure approval of a product by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a country. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of additional preclinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

Health Care Reform and Controls on Health Care Spending May Limit the Price We Can Charge for Hemopure and the Amount We Can Sell

     The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided in the United States. Potential approaches and changes in recent years include controls on health care spending and the creation of large purchasing groups. In the future, it is possible that the government may institute price controls and limits on Medicare and Medicaid spending. These controls and limits might affect the payments we collect from sales of our products. Assuming we succeed in bringing Hemopure to market, uncertainties regarding future health care reform and private market practices could affect our ability to sell Hemopure in large quantities at profitable pricing.

Uncertainty of Third-Party Reimbursement Could Affect Our Profitability

     Sales of medical products largely depend on the reimbursement of patients' medical expenses by governmental health care programs and private health insurers. There is no guarantee that governmental health care programs or private health insurers will reimburse our sales of Hemopure, or permit us to sell our product at high enough prices to generate a profit.

Investment Risks

Potential for Dilution and Decline of the Price of Our Shares

     Our cash on hand is estimated to be sufficient to continue operations until November 2003 under our current operating plan. We will need additional funds to operate beyond this point and are exploring opportunities to raise capital through equity offerings, licensing arrangements and strategic alliances and other financing vehicles that could include an equity component.

     Any additional sale of shares may have a dilutive effect on our existing stockholders. Subsequent sales of these shares in the open market could also have the effect of lowering our stock price, thereby increasing the number of shares we may need to issue in the future to raise the same dollar amount and consequently further diluting our outstanding shares. These future sales could also have an adverse effect on the market price of our shares and could result in additional dilution to the holders of our shares.

     The perceived risk associated with the possible sale of a large number of shares could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the price of our stock to decline.

     If our stock price declines, we may be unable to raise additional capital. A sustained inability to raise capital could force us to go out of business. Significant declines in the price of our common stock could also impede our ability to attract and retain qualified employees, reduce the liquidity of our common stock and result in the delisting of our common stock from The Nasdaq Stock Market.

Shares Eligible for Future Sale May Cause the Market Price for Our Common Stock to Drop Significantly, Even if Our Business is Doing Well

     We cannot predict the effect, if any, that future sales of our common stock or the availability of shares for future sale will have on the market price of our common stock from time to time. Substantially all of our outstanding shares of class A common stock are either freely tradable in the public market, unless acquired by our affiliates, or are "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933 and eligible for immediate sale in the public market pursuant to Rule 144, subject to certain volume and manner of sale limitations. Other shares of our common stock issued in the future, including shares issued upon exercise of outstanding options and warrants, may become available for resale in the public market from time to time, and the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

Our Stock Price Has Been and May Continue to Be Highly Volatile, Which May Adversely Affect Holders of Our Stock and Our Ability to Raise Capital

     The trading price of our common stock has been and is likely to continue to be extremely volatile. During the period from November 1, 2000 through June 18, 2003, our stock price has ranged from a low of $2.18 per share (on January 29, 2003) to a high of $32.70 per share (on May 9, 2001). Further information regarding the trading price of our common stock is included on page 17 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2002. Our stock price and trading volume could be subject to wide fluctuations in response to a variety of factors, including the following:

     o actual or potential clinical trial results relating to products under development by us or our competitors;

     o    delays in our testing and development schedules;

     o events or announcements relating to our relationships with others, including the status of potential transactions with investors, licensees and other parties;

     o announcements of technological innovations or new products by our competitors;

     o    developments or disputes concerning patents or proprietary rights;

     o regulatory developments in the United States and foreign countries; o FDA approval of Hemopure or competitors' products;

     o economic and other factors, as well as period-to-period fluctuations in our financial results;

     o    market conditions for pharmaceutical and biotechnology stocks; and

     o publicity regarding actual or potential medical results relating to products under development by us or our competitors.

External factors may also adversely affect the market price for our common stock. Our common stock currently trades on The Nasdaq Stock Market. The price and liquidity of our common stock may be significantly affected by the overall trading activity and market factors on The Nasdaq Stock Market.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This prospectus contains forward-looking statements concerning, among other things, possible applications for marketing approval and other regulatory matters, clinical trials, plans for the development of Hemopure and business strategies. These forward-looking statements are identified by the use of such terms as "intends," "expects," "plans," "estimates," "anticipates," "should" and "believes." These statements reflect only management's current expectations.

     These forward-looking statements involve risks and uncertainties. There can be no assurance that we will be able to commercially develop our oxygen therapeutic products, that necessary regulatory approvals will be obtained, that anticipated milestones will be met in the expected timetable, that any clinical trials will be successful, or that any approved product will find market acceptance and be sold in the quantities anticipated. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, Biopure's stage of product development, history of operating losses and accumulated deficits, and uncertainties and possible delays related to clinical trials, regulatory approvals, possible healthcare reform, manufacturing capacity, marketing, market acceptance, competition and the availability of sufficient financing to support operations, as well as the other risks and uncertainties described under "Risk Factors" on page 3 of this prospectus.

     We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-Q, 8-K and 10-K reports to the SEC.

                           DESCRIPTION OF COMMON STOCK

Class A Common Stock

     The holders of our Class A common stock are entitled to one vote per share on all matters submitted to our stockholders. The holders of our Class A common stock are entitled to receive dividends as and when declared by our board of directors.

     Upon any liquidation, dissolution or winding up of Biopure, holders of Class A common stock are entitled to ratable distribution, with the holders of the Class B common stock, of the assets available for distribution to our stockholders, after payment of the liquidation preferences due to the holders of our convertible preferred stock.

     Holders of Class A common stock do not have preemptive rights or cumulative voting rights.

Class B Common Stock

     Except as required by law, the holders of Class B common stock have no voting rights and have no right to receive dividends on their Class B common stock.

     The shares of Class B common stock are convertible into Class A common stock after the receipt of FDA approval for the commercial sale of Hemopure for use as an oxygen transport material in humans. The conversion ratio is based on a valuation of Biopure at the time of conversion which cannot exceed $3.0 billion. The maximum number of shares of Class A common stock issuable upon conversion of the Class B common stock is 1,272,119 and the minimum is 646,667. We will not issue any additional shares of Class B common stock.

     In the event of a liquidation, dissolution or winding up of Biopure, holders of Class B common stock are entitled to ratable distribution, with the holders of the Class A common stock, of the assets available for distribution to our stockholders.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of shares of common stock. Warrants may be issued independently or together with common stock, and may be attached to or separate from any such common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investor to whom they are issued, or between us and a bank or trust company, as warrant agent. If we use a warrant agent, the warrant agent will act solely as our agent for that series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete and is subject to, and qualified by reference to, the provisions of the warrant agreement that will be filed with the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 001-15167. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

     This prospectus is part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus with the SEC. This prospectus does not contain all of the information set forth in the registration statement, the exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

     The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     o our Annual Report on Form 10-K for the fiscal year ended October 31, 2002;

     o our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2003 and April 30, 2003;

     o    our Current Report on Form 8-K filed on May 14, 2003;

     o    our Current Report on Form 8-K filed on March 13, 2003;

     o    our Current Report on Form 8-K filed on January 24, 2003; and

     o the description of the Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed on November 4, 1999.

     You may obtain copies of these filings, at no cost, at the "Investor Relations" section of our website (www.biopure.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

                               Biopure Corporation
                              Attention: Secretary
                                11 Hurley Street
                               Cambridge, MA 02141
                            Telephone: (617) 234-6500

Except for the SEC filings that are incorporated by reference, the information contained on our website is not a part of this prospectus.

                                 USE OF PROCEEDS

     We cannot guarantee that we will receive any proceeds in connection with this offering.

     Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of this offering, if any, for general corporate purposes, including capital expenditures and to meet working capital needs. Pending these uses, any net proceeds will be invested in investment-grade, interest-bearing securities.

     As of the date of this prospectus, we cannot specify particular uses for the net proceeds we might have from this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

                              PLAN OF DISTRIBUTION

     We may sell shares of common stock and warrants, from time to time, by any method permitted by the Securities Act of 1933, including in the following ways:

     o through one or more underwriters on a firm commitment or best-efforts basis;

     o through broker-dealers, who may act as agents or principals, including a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    directly to one or more purchasers;

     o upon the exercise of warrants or options, the conversion of convertible indebtedness or other convertible securities or the repayment of indebtedness that is repayable, at our option, in common stock;

     o    through agents;

     o    in privately negotiated transactions; and

     o    in any combination of these methods of sale.

     The applicable prospectus supplement will set forth the specific terms of the offering of common stock and/or warrants, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the proceeds to us from the sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and the initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the common stock may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the common stock or warrants may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Any underwriters to whom common stock or warrants are sold for public offering and sale may make a market in the common stock or warrants, but the underwriters will not be obligated to do so and may discontinue any market making at any time and without notice. In connection with any offering, persons participating in the offering, such as any underwriters, may purchase and sell common stock or warrants in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock or warrants, and syndicate short positions involve the sale by underwriters of a greater number of shares of common stock or warrants than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on The Nasdaq Stock Market or otherwise.

     Offers to purchase common stock or warrants may be solicited by agents designated by us from time to time. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular broker-dealer will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Broker-dealers or agents and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the common stock or warrants. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the shares of common stock or warrants will be offered or sold.

     If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

     If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. If underwriters are utilized in the sale of the securities, the securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

     Our common stock or warrants may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all shares of common stock or warrants offered if any are purchased.

     We may grant to the underwriters options to purchase additional shares of common stock or warrants to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

     We have entered into a Standby Equity Distribution Agreement, dated as of April 16, 2003, with CMI, under which we may issue and sell up to $10,000,000 of shares of our Class A common stock from time to time through CMI, as our exclusive agent for the offer and sale of the shares. The sales of common stock under this standby agreement will be made by any method permitted by law to be deemed an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on The Nasdaq

National Market, the existing trading market for our common stock, or sales made to or through a market maker or through an electronic communications network, or in privately negotiated transactions.

     From time to time during the term of the standby agreement, we may deliver an issuance notice to CMI specifying the length of the selling period (not to exceed five trading days), the amount of common stock to be sold (not to exceed 300,000 shares during any selling period without CMI's prior written consent) and the minimum price below which sales may not be made (not less than $1.00 without CMI's prior written consent). Upon receipt of an issuance notice from us, and subject to the terms and conditions of the standby agreement, CMI has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such shares on such terms. We or CMI may suspend the offering of shares of common stock at any time upon proper notice, upon which the selling period will terminate. Settlement for sales of common stock will occur on the trading day immediately following the last day of the selling period.

     We will pay CMI a commission equal to 1% of the sales price of all shares sold under the standby agreement. In addition, we have agreed to pay CMI a one-time program fee of $10,000 once at least $1,000,000 of shares of Class A common stock had been sold under the standby agreement. This program fee has been paid. We have also agreed to reimburse CMI for its reasonable documented out-of-pocket expenses in connection the with standby agreement, some of which have been paid.

     In connection with the execution of the standby agreement, we have also issued to CMI a warrant to purchase 50,000 shares of our class A common stock. The warrant has an exercise price equal to the closing price of our class A common stock on April 16, 2003, subject to customary anti-dilution provisions, and has a term of five years. We have agreed to register under the Securities Act of 1933 the shares of class A common stock issuable upon exercise of the warrant. The warrant provides that CMI may not purchase shares under the warrant to the extent that the aggregate number of shares purchased would exceed 10% of the aggregate number of shares sold under the standby agreement. CMI has agreed, for a period of one year, not to sell, transfer, assign, pledge or hypothecate the warrant or the shares of common stock that CMI will receive upon exercise of the warrant, other than to an officer or partner thereof and in certain other limited circumstances.

     CMI and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of our business.

     In connection with the sale of the common stock on our behalf, CMI may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and the compensation of CMI may be deemed to be underwriting commissions or discounts. We have agreed to indemnify CMI against certain civil liabilities, including liabilities under the Securities Act of 1933.

     The offering of common stock pursuant to the standby agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the standby agreement, (2) the second anniversary of the date of the agreement and (3) termination of the standby agreement.

The standby agreement may be terminated by us at any time upon 20 days notice, and by CMI in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on The Nasdaq National Market or the occurrence of a material adverse change in our company.

     We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the fifth trading day prior to the delivery of any issuance notice and ending on the fifth trading day following the settlement date for the applicable issuance notice, without the prior written consent of CMI. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

     o shares we offer or sell pursuant to the standby agreement, o shares we issue in connection with acquisitions,
     o shares we issue upon conversion of convertible securities,
     o shares and options we issue pursuant to specified benefits and similar plans.

     As of June 16, 2003, we have raised an aggregate of $3,887,000 in net proceeds from sales of shares of our Class A common stock pursuant to the standby agreement with CMI.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock or warrants may be limited to not simultaneously engaging in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution.

     When we elect to make a particular offer of the shares of common stock or warrants which are the subject of this prospectus, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation and any other required information.

     Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     We will bear all costs, expenses and fees in connection with the registration of the common stock and warrants, as well as the expense of all commissions and discounts, if any, attributable to the sales of the common stock or warrants by us.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock and warrants offered in this prospectus will be passed upon for Biopure by our general counsel, Jane Kober.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report (Form 10-K) for the year ended October 31, 2002, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month period ended January 31, 2003, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Biopure's Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses payable by Biopure in connection with the sale of up to $50,000,000 of shares of common stock and warrants being registered. All the amounts shown are estimates except for the registration fee.

          SEC registration fee......................  $  4,045
          Legal fees and expenses...................  $ 50,000
          Accounting fees and expenses..............  $ 15,000
          Miscellaneous.............................  $ 20,000
                   Total............................  $ 89,045


Item 15. Indemnification of Officers and Directors

     Our Restated Certificate of Incorporation provides that each of our directors and officers shall be indemnified and held harmless by us, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.

     The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:

     o for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;

     o for acts or omissions not in good faith or that involve conduct that the director or officer believes is not in the best interests of the corporation;

     o    for knowing violations of the law;

     o for any transaction from which the directors derived an improper personal benefit; and

     o for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

     The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

     Our Restated Certificate of Incorporation also provides directors and officers with the right to be paid by us for expenses (including attorneys' fees) incurred in defending any proceeding in advance of the proceeding's final disposition. If a claim is not promptly paid in full by us, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against us to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in our Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

Item 16. Exhibits

                Exhibit
                 Number    Description of Document
                -------    -----------------------
                  5.1      Opinion of Jane Kober.
                 15.1      Acknowledgment of Ernst & Young LLP.
                 23.1      Consent of Ernst & Young LLP, Independent Auditors.
                 23.2      Consent of Jane Kober (included in Exhibit 5.1).
                 24.1      Powers of Attorney (included in the signature pages).

Item 17. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant undertakes that, for purpose of determining any liability under the Securities Act of 1933: (1) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Cambridge, Massachusetts, on the 19th day of June, 2003.

                                      BIOPURE CORPORATION


                                               By: /s/  Ronald F. Richards
                                                  ------------------------------
                                               Ronald F. Richards
                                               CHIEF FINANCIAL OFFICER
                                                (Principal financial officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RONALD F. RICHARDS and JANE KOBER, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


                 SIGNATURES                             TITLE                    DATE

     /s/ Charles A. Sanders, M.D.           Director and Chairman of the     June 19, 2003
   ----------------------------------                   Board
   Charles A. Sanders, M.D.


     /s/ Thomas A. Moore                    Director, President and Chief    June 19, 2003
   ----------------------------------             Executive Officer
   Thomas A. Moore                          (Principal executive officer)



                                      II-4


    /s/ Ronald F. Richards                     Chief Financial Officer       June 19, 2003
  -----------------------------------       (Principal financial officer)
Ronald F. Richards


    /s/ Richard F. Shaw                               Controller             June 19, 2003
  -----------------------------------
  Richard F. Shaw


    /s/ David N. Judelson                     Director and Vice Chairman     June 19, 2003
  -----------------------------------
  David N. Judelson


    /s/ Carl W. Rausch                      Director, Vice Chairman of the   June 19, 2003
  -----------------------------------         Board and Chief Technology
  Carl W. Rausch                                       Officer


    /s/ Daniel P. Harrington                          Director               June 19, 2003
  -----------------------------------
  Daniel P. Harrington


    /s/ C. Everett Koop, M.D.                         Director               June 19, 2003
  -----------------------------------
  C. Everett Koop, M.D.


    /s/ J. Richard Crout, M.D.                        Director               June 19, 2003
  -----------------------------------
  J. Richard Crout, M.D.

                                  EXHIBIT INDEX


                Description
                -----------
        5.1     Opinion of Jane Kober.
       15.1     Acknowledgment of Ernst & Young LLP.
       23.1     Consent of Ernst & Young LLP, Independent Auditors.
       23.2     Consent of Jane Kober (included in Exhibit 5.1).
       24.1     Powers of Attorney (included in the signature pages).